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Exhibit 99.2

LEVEL 3 FINANCING INC.

Exchange Offer
to holders of their

Floating Rate Senior Notes due 2011
and
12.25% Senior Notes due 2013

NOTICE OF GUARANTEED DELIVERY

        As set forth in the Prospectus, dated                        , 2006 (the "Prospectus"), of Level 3 Financing, Inc. (the "Issuer") and Level 3 Communications, Inc. (the "Guarantor") under "The Exchange Offer—How to Tender—Guaranteed Delivery Procedures" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer by the Issuer and the Guarantor to exchange up to $150,000,000 in principal amount of the Issuer's new Floating Rate Senior Notes due 2011 and up to $550,000,000 in principal amount of the Issuer's new 12.25% Senior Notes due 2013, for the outstanding $150,000,000 in principal amount of the Issuer's Floating Rate Senior Notes due 2011 (the "Floating Rate Notes") and $550,000,000 in principal amount of the Issuer's 12.25% Senior Notes due 2013 (the "2013 Notes" and, together with the Floating Rate Notes, the "Original Notes"), which Original Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended, this form or one substantially equivalent hereto must be used to accept the offer of the Issuer and the Guarantor if: (i) certificates for the Original Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as defined below and as described in the Prospectus). Such form may be delivered by telegram, facsimile transmission, mail or hand to the Exchange Agent.

To: The Bank of New York (the "Exchange Agent")

By Facsimile:
(212) 298-1915

Confirm by Telephone:
(212) 815-3738

By Mail, Hand or Courier:
The Bank of New York
101 Barclay Street, 7E
Corporate Trust Operations
Reorganization Unit
New York, New York 10286
Attn: Evangeline R. Gonzales

For information on other offices or agencies of the Exchange Agent where Original Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, or transmittal of this instrument to a facsimile number other than as set forth above or as indicated upon contacting the Exchange Agent at the telephone number set forth above, does not constitute a valid delivery.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Issuer and the Guarantors, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Sign Here
Principal Amount of Original Notes	Signature(s):
Tendered:

Certificate Nos. (if available):	Please Print the Following Information

Name(s):
Total Principal Amount Represented by Original Notes Certificate(s):

Address(es):
Account Number:

Name(s) in which Original Notes Registered:	Area Code and Tel. No(s).:

Date:	, 2006

GUARANTEE

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above- named person.

Name of Firm:
Authorized Signature:
Number and Street or P.O. Box:

City:	State:	Zip Code:
Area Code and Tel. No.:
Dated:	, 2006

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NOTICE OF GUARANTEED DELIVERY